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EXHIBIT (11) - STATEMENT RE: COMPUTATION OF NET INCOME PER COMMON SHARE

COMPUTATION OF NET INCOME PER COMMON SHARE
COMERICA INCORPORATED AND SUBSIDIARIES


(IN MILLIONS, EXCEPT PER SHARE DATA)
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                                    THREE MONTHS ENDED      NINE MONTHS ENDED
                                       SEPTEMBER 30,          SEPTEMBER 30,
                                    -------------------    -------------------
                                      2002       2001        2002       2001
                                    --------   --------    --------   --------
 BASIC:
   Average shares outstanding            174        178         176        178
                                    ========   ========    ========   ========

Net income                              $ 24       $209        $395       $511
Less preferred stock dividends             -          4           -         12
                                    --------   --------    --------   --------
Net income applicable to common
  stock                                 $ 24       $205        $395       $499
                                    ========   ========    ========   ========

Basic net income per common share      $0.14      $1.16       $2.25      $2.81

DILUTED:
  Average shares outstanding             174        178         176        178
  Nonvested stock                          -          -           -          -
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options            2          2           2          2
                                    --------   --------    --------   --------
  Diluted average shares                 176        180         178        180
                                    ========   ========    ========   ========


Net income                              $ 24       $209        $395       $511
Less preferred stock dividends             -          4           -         12
                                    --------   --------    --------   --------
Net income applicable to common
  stock                                 $ 24       $205        $395       $499
                                    ========   ========    ========   ========

Diluted net income per common share    $0.14      $1.14       $2.22      $2.77


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